Exhibit 99.1

February 5, 2010

YRC Worldwide Reports Year-Over-Year and Continued Sequential Improvement

in Fourth Quarter 2009 Results

•	Successful Debt-for-Equity Exchange Significantly Enhances Balance Sheet

•	Exchange Triggers Access to $160 Million in Additional Liquidity

•	New Capital-Raise Discussions in Advanced Stages

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today reported year-over-year and continued sequential improvement in its fourth quarter 2009 results. For the quarter ending December 31, 2009 the company announced pre-tax income of $50 million that included a net gain on note exchanges of $194 million, lease termination charges of $8 million related to further optimization of the YRC network, and severance charges of $3 million due to further headcount reductions. For the full year 2009 the company reported a pre-tax loss of $899 million compared to a full-year pre-tax loss in 2008 of $1,147 million, including impairment charges of $1,023 million. For the fourth quarter of 2008 the company reported a pre-tax loss of $353 million which included impairment charges of $200 million.

“We continued our positive momentum in the fourth quarter as we executed on our comprehensive plan. During 2009 we accomplished the integration and right-sizing of the national networks, the turnaround of the regional business, cost reductions and process improvements, a self-help liquidity program, and, most recently, the successful note exchange to conclude the year,” stated Bill Zollars, Chairman and CEO of YRC Worldwide. “With our significantly improved balance sheet and additional liquidity resulting from our debt-for-equity exchange, we entered 2010 on a more solid financial base with good momentum.”

The company reported an operating loss of $95 million for the fourth quarter of 2009, a continued sequential improvement from the third quarter operating loss of $118 million, which included a net gain on property disposals of $11 million, following the sequential improvement reported for the second quarter, and a year-over-year improvement from the fourth quarter of 2008 operating loss of $335 million, which included impairment charges of $200 million.

The company has not provided after-tax earnings information in this release as it is currently completing its income tax provision. This delay is caused by the time required to complete a valuation analysis together with the underlying complexity of the accounting associated with the debt-for-equity exchange. The company plans to include after-tax information in its 2009 Form 10-K filed with the Securities and Exchange Commission.

New Capital

The company is executing on its plan to raise new capital sufficient to satisfy the remaining 2010 note obligations and is in advanced discussions with investors.

Liquidity Update

At December 31, 2009 the company reported cash and cash equivalents of $98 million and unused revolver reserves of $160 million within the company’s $950 million revolving credit facility. The company also reported usage of $223 million under its $400 million asset-backed securitization facility. In addition, the company has filed its 2009 estimated federal tax return using the newly available five-year carry-back legislation. YRC Worldwide expects to receive an $85 million cash refund during the first quarter of 2010 which the company would use for operating liquidity.

For the fourth quarter the company completed sale and financing leasebacks of $26 million and sold $27 million of surplus property. During 2009 the company completed sale and financing leasebacks of $332 million and sales of surplus property of $133 million, and deferred union pension contributions of $171 million, all as part of the company’s self-help liquidity plan.

Key Segment Information

Fourth quarter 2009 compared to the fourth quarter 2008:

•	YRC National Transportation total shipments per day down 39.9% and total revenue per hundredweight, including fuel surcharge, down 4.2%.

•	YRC Regional Transportation total shipments per day down 19.9% and total revenue per hundredweight, including fuel surcharge, down 7.7%.

“Our fourth quarter sequential improvement in operating results, despite seasonally lower revenues, resulted from our cost improvement actions, continued pricing discipline and initiatives to improve our revenue mix,” said Tim Wicks, President and Chief Operating Officer of YRC Worldwide. “Our improved performance, measured year-over-year and from a lower revenue base, is now becoming apparent in our operating results and we expect favorable year-over-year comparisons will accelerate during 2010.”

Additional statistical information is available on the company’s website at yrcw.com under Investors, Earnings Releases & Operating Statistics.

2010 Outlook

Economic forecasts generally indicate a stabilizing economy during 2010 with modest growth prospects. The company recently engaged an independent research firm to conduct a customer survey of transportation decision makers regarding their 2010 business outlook. Sixty-two percent said they were optimistic that their business volumes would increase this year. In addition, eighty-five percent said they intended to increase or maintain their YRC Worldwide shipments during 2010.

Review of Financial Results

YRC Worldwide Inc. will host a conference call for shareholders and the investment community today, Friday, February 5, 2010, beginning at 9:30am ET, 8:30am CT. The conference call will be open to listeners via the YRC Worldwide Internet site yrcw.com. An audio playback will be available after the call also via the YRC Worldwide web site.

*    *    *    *    *

Certain amounts presented in this release and the accompanying financial statements and data are preliminary and are subject to change in the company’s Annual Report on Form 10-K for the year-ended December 31, 2009 when it is filed with the Securities and Exchange Commission (“SEC”) based upon completion of the valuation analysis and accounting treatment associated with the debt-for-equity exchange, including (without limitation) changes to the income tax provision (benefit) and gain on debt redemption.

Forward-Looking Statements:

This news release and statements made on the conference call for shareholder and the investment community contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “plan,” “expects,” and similar expressions are intended to identify forward-looking statements.

The company’s expectations regarding its ability to raise new capital are only its expectations regarding such matter. Whether the company is able to raise new capital is dependent upon the company reaching agreement with interested investors and closing such transaction on negotiated terms and conditions, including (without limitation) any closing conditions that investors may require.

The company’s expectations regarding its receipt of a federal income tax refund and the timing of receiving a refund are only its expectations regarding such matters. The actual federal income tax refund received by the company, if any, and the timing of receiving a refund could differ based on a number of factors, including (among others) whether the IRS challenges the company’s refund claim or any other tax positions that the company has taken and the timing of the IRS’s review, approval and payment of the company’s refund claim. The company’s refund claim was based on its estimated 2009 net operating loss (“NOL”). The company will adjust the refund claim based on its actual 2009 NOL when it files its final Federal income tax return for the 2009 tax year, which it expects to file with the IRS during the third quarter of 2010. If the estimated 2009 NOL was overstated, the company will have to repay a portion of any refund it receives. If the estimated 2009 NOL was understated, the company will file for an additional refund claim.

It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

*    *    *    *    *

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is one of the largest transportation service providers in the world and the holding company for a portfolio of successful brands including YRC, YRC Reimer, YRC Glen Moore, YRC Logistics, New Penn, Holland and Reddaway. YRC Worldwide has the largest, most comprehensive network in North America, with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit yrcw.com for more information.

Investor Contact:	Paul Liljegren	Media Contact:	Suzanne Dawson
	YRC Worldwide Inc.		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	Paul.Liljegren@yrcw.com		sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands)

	December 31, 2009	December 31, 2008
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$97,788	$325,349
Accounts receivable, net	517,625	837,055
Prepaid expenses and other *	264,718	298,101

Total current assets	880,131	1,460,505

PROPERTY AND EQUIPMENT:
Cost	3,588,699	3,977,881
Less - accumulated depreciation	1,744,990	1,776,904

Net property and equipment	1,843,709	2,200,977

OTHER ASSETS:
Intangibles, net	163,544	184,769
Other assets	173,353	119,862

Total assets	$3,060,737	$3,966,113

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$198,725	$333,910
Wages, vacations, and employees’ benefits	216,074	356,410
Other current and accrued liabilities *	410,521	489,994
Current maturities of long-term debt	242,416	562,321

Total current liabilities	1,067,736	1,742,635

OTHER LIABILITIES:
Long-term debt, less current portion	890,493	787,415
Deferred income taxes, net *	33,169	242,663
Pension and post retirement	351,861	370,031
Claims and other liabilities	425,776	341,918

SHAREHOLDERS’ EQUITY:
Total shareholders’ equity *	291,702	481,451

Total liabilities and shareholders’ equity	$3,060,737	$3,966,113

* - These amounts are subject to change when the Company completes its valuation analysis and accounting treatment associated with the debt-for-equity exchange. Final amounts will be included in the Company’s Annual Report on Form 10-K when it is filed with the SEC.

STATEMENTS OF CONSOLIDATED OPERATIONS

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in thousands)

(Unaudited)

	Three Months		Twelve Months
	2009	2008	2009	2008
OPERATING REVENUE	$1,145,565	$1,928,823	$5,282,778	$8,940,401

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	694,819	1,259,414	3,709,702	5,268,457
Operating expenses and supplies	275,519	420,508	1,249,191	1,991,446
Purchased transportation	143,615	235,815	646,685	1,075,286
Depreciation and amortization	63,052	69,735	255,212	264,291
Other operating expenses	63,592	88,511	324,481	410,754
(Gains) losses on property disposals, net	400	(10,156)	(10,155)	(19,083)
Impairment charges	—	200,312	—	1,023,376

Total operating expenses	1,240,997	2,264,139	6,175,116	10,014,527

OPERATING INCOME (LOSS)	(95,432)	(335,316)	(892,338)	(1,074,126)

NONOPERATING (INCOME) EXPENSES:
Interest expense	46,850	21,676	161,923	80,999
Equity investment impairment	—	—	30,374	—
Gain on debt redemption, net *	(193,872)	(2,400)	(193,872)	(2,400)
Other, net	1,790	(1,309)	8,329	(6,171)

Nonoperating (income) expenses, net	(145,232)	17,967	6,754	72,428

INCOME (LOSS) BEFORE INCOME TAXES	$49,800	$(353,283)	$(899,092)	$(1,146,554)

* - These amounts are subject to change when the Company completes its valuation analysis and accounting treatment associated with the debt-for-equity exchange. Final amounts will be included in the Company’s Annual Report on Form 10-K when it is filed with the SEC.

CONSOLIDATED CASH FLOW DATA

YRC Worldwide Inc. and Subsidiaries

For the Twelve Months Ended December 31

(Amounts in thousands)

(Unaudited)

	2009	2008

OPERATING ACTIVITIES:
Income (loss) before income taxes *	$(899,092)	$(1,146,554)
Noncash items included in income (loss) before income taxes:
Depreciation and amortization	255,212	264,291
Stock compensation expense	31,290	10,499
Curtailment gain, net	—	(88,690)
Gain on debt redemption, net *	(193,872)	(2,400)
Equity investment impairment	30,374	—
Impairment charges	—	1,023,376
Gains on property disposals, net	(10,155)	(19,115)
Amortization of deferred debt costs	29,120	4,305
Other noncash items, net	9,659	(14,317)
Changes in assets and liabilities, net:
Accounts receivable	312,024	236,860
Accounts payable	(147,087)	(53,904)
Other operating assets *	95,227	44,091
Other operating liabilities *	102,970	(38,622)

Net cash (used in) provided by operating activities	(384,330)	219,820

INVESTING ACTIVITIES:
Acquisition of property and equipment	(37,292)	(162,276)
Proceeds from disposal of property and equipment	133,061	127,590
Proceeds from disposition of affiliate	31,948	—
Investment in affiliate	—	(46,133)
Other	6,363	(6,115)

Net cash provided by (used in) investing activities	134,080	(86,934)

FINANCING ACTIVITIES:
Asset backed securitization borrowings (payments), net	(715)	(33,000)
Issuance of long-term debt	331,542	510,400
Repayment of long-term debt	(247,285)	(331,816)
Debt issuance costs	(60,853)	(11,404)
Proceeds from exercise of stock options	—	50

Net cash provided by financing activities	22,689	134,230

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(227,561)	267,116

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	325,349	58,233

CASH AND CASH EQUIVALENTS, END OF PERIOD	$97,788	$325,349

SUPPLEMENTAL CASH FLOW INFORMATION
Pension contribution deferral transfer to debt	$171,351	$—
Debt for equity exchange	$463,063	$—

* - These amounts are subject to change when the Company completes its valuation analysis and accounting treatment associated with the debt-for-equity exchange. Final amounts will be included in the Company’s Annual Report on Form 10-K when it is filed with the SEC.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in thousands)

(Unaudited)

	Three Months			Twelve Months
	2009	2008	% change	2009	2008	% change

Operating revenue:
YRC National Transportation	$743,653	$1,358,518	(45.3)	$3,489,305	$6,304,881	(44.7)
YRC Regional Transportation	290,812	418,593	(30.5)	1,322,612	1,974,104	(33.0)
YRC Logistics	95,456	146,830	(35.0)	411,753	621,727	(33.8)
YRC Truckload	28,931	30,134	(4.0)	112,401	120,503	(6.7)
Eliminations	(13,287)	(25,252)		(53,293)	(80,814)

Consolidated	$1,145,565	$1,928,823	(40.6)	$5,282,778	$8,940,401	(40.9)

Operating income (loss):
YRC National Transportation	$(89,880)	$(243,165)		$(751,170)	$(749,436)
YRC Regional Transportation	(4,502)	(24,280)		(126,680)	(147,824)
YRC Logistics	612	(60,150)		(4,494)	(149,907)
YRC Truckload	(2,646)	(1,212)		(8,679)	(11,634)
Corporate and other	984	(6,509)		(1,315)	(15,325)

Consolidated	$(95,432)	$(335,316)		$(892,338)	$(1,074,126)

Operating ratio:
YRC National Transportation	112.1%	117.9%		121.5%	111.9%
YRC Regional Transportation	101.5%	105.8%		109.6%	107.5%
YRC Logistics	99.4%	141.0%		101.1%	124.1%
YRC Truckload	109.1%	104.0%		107.7%	109.7%
Consolidated	108.3%	117.4%		116.9%	112.0%

(Gains) losses on property disposals, net:
YRC National Transportation	$(1,085)	$(10,260)		$(12,472)	$(11,472)
YRC Regional Transportation	1,304	(550)		1,989	(3,394)
YRC Logistics	173	174		197	(5,952)
YRC Truckload	7	107		131	1,034
Corporate and other	1	373		—	701

Consolidated	$400	$(10,156)		$(10,155)	$(19,083)

SUPPLEMENTAL INFORMATION
				December 31,	December 31,
				2009	2008
Current debt:
Asset backed securitization borrowings				$146,285	$147,000
Lease financing obligations				2,671	—
Pension contribution deferral obligation				20,500	—
Contingent convertible senior notes				21,671	375,821
USF senior notes				45,289	—
Term loan				—	38,500
Industrial development bonds				6,000	1,000

Total current debt				242,416	562,321

Long-term debt, less current portion:
Lease financing obligations				316,221	—
Pension contribution deferral obligation				132,541	—
USF senior notes				—	154,915
Term loan				112,612	111,500
Revolving credit facility				329,119	515,000
Industrial development bonds				—	6,000

Total long-term debt, less current portion				890,493	787,415

Total debt				$1,132,909	$1,349,736